Exhibit 5.2

Our ref: SML/O0124/2 18th April, 2019 OneSpaWorld Holdings Limited, Ocean Centre, Montagu Foreshore, East Bay Street, Nassau, New Providence, Bahamas Re: 44,004,911 Common Shares of OneSpaWorld Holdings Limited to be offered pursuant to Form S-1 Registration Statement Dear Sirs: We have acted as Bahamian counsel to OneSpaWorld Holdings Limited, a company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”) on or about this date under the Securities Act of 1933, as amended (the “Act”), for the registration of (a) an aggregate of 44,004,911 common shares of (U.S.) $0.0001 par value each of the Company (the “Common Shares”), consisting of (i) 29,404,911 Common Shares issued and outstanding (the “Issued and Outstanding Shares”),(ii) 6,600,000 Common Shares (the “Deferred Shares”) that may be issued pursuant to the terms of the Business Combination Agreement, dated as of November 1, 2018 (as amended, the “Transaction Agreement”), by and among the Company, Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas, Steiner U.S. Holdings, Inc., a Florida corporation, Nemo (UK) Holdco, Ltd., a limited company formed under the laws of England and Wales, Steiner UK Limited, a limited company formed under the laws of England and Wales, Steiner Management Services, LLC, a Florida limited liability company, Haymaker Acquisition Corp., a Delaware corporation, Dory US Merger Sub, LLC, a Delaware limited liability company, Dory Acquisition Sub, Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas, Dory Intermediate LLC, a Delaware limited liability company, and Dory Acquisition Sub, Inc., a Delaware corporation, and (iii) 8,000,000 Common Shares (the ‘Warrant Shares”) issuable upon the exercise of warrants to purchase Common Shares at an exercise price of $11.50 per share (the ‘Warrants”), each to be resold from time to time COUNSEL & ATTORNEYS-AT-LAW by the selling shareholders named in the prospectus forming a part of the Registration Statement and (b) the issuance by the Company of the Warrant Shares upon the exercise of Warrants. In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, including all exhibits thereto, as filed with the SEC; (ii) the Amended and Restated Memorandum of Association and Articles of Association of the Company; and (iii) that certain Amended and Restated Warrant Agreement dated as of March 19, 2019, by and between the Company and Continental Stock Transfer & Trust Company; (iv) the Transaction Agreement; and (v) such other documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the Issued and Outstanding Shares, the Deferred Shares and the Warrant Shares. Based on the foregoing, we are of the opinion as follows: 1. The Company is a validly existing corporation under the laws of The Commonwealth of The Bahamas; 2. The Issued and Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable; 3. The Deferred Shares have been duly authorized, and when issued in accordance with the Transaction Agreement, will be validly issued, fully paid and non-assessable; and 4. The Warrant Shares have been duly authorized, and when issued upon exercise of the Warrants in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable. This opinion is limited to the laws of the Commonwealth of The Bahamas at the date of this opinion, and no opinion is expressed as to the laws of any other jurisdiction other than that of the Commonwealth of The Bahamas. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Yours faithfully, HARRY B. SANDS, LOBOSKY & CO.